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                                                                      EXHIBIT 21
                      SUBSIDIARIES OF M.D.C. HOLDINGS, INC.


AHT REINSURANCE, INC.
ALLEGIANT INSURANCE COMPANY, INC., A RISK RETENTION GROUP
AMERICAN HOME INSURANCE AGENCY, INC
AMERICAN HOME TITLE AND ESCROW COMPANY
ASFC-W, INC.
ASW FINANCE COMPANY
ENERWEST, INC.
FINANCIAL ASSET MANAGEMENT CORPORATION
HOMEAMERICAN MORTGAGE CORPORATION
LION INSURANCE COMPANY
LION WARRANTY CORPORATION
M.D.C. ACCEPTANCE CORPORATION
MDC.COM, INC.
M.D.C. HOME FINANCE CORPORATION
M.D.C. LAND CORPORATION
M.D.C. RESIDUAL HOLDINGS, INC.
MDC/WOOD, INC.
RAH OF FLORIDA, INC.
RAH OF TEXAS, LP
RAH TEXAS HOLDINGS, LLC
RICHMOND AMERICAN CONSTRUCTION, INC.
RICHMOND AMERICAN HOMES CORPORATION
RICHMOND AMERICAN HOMES OF ARIZONA, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF COLORADO, INC.
RICHMOND AMERICAN HOMES OF DELAWARE, INC.
RICHMOND AMERICAN HOMES OF FLORIDA, LP
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC.
RICHMOND AMERICAN HOMES OF NORTHERN CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF UTAH, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.
RICHMOND AMERICAN HOMES TWO, INC.
RICHMOND AMERICAN HOMES THREE, INC.
RICHMOND AMERICAN HOMES FOUR, INC.
RICHMOND AMERICAN HOMES FIVE, INC.
RICHMOND AMERICAN HOMES SIX, INC.
RICHMOND AMERICAN HOMES SEVEN, INC.
RICHMOND REALTY, INC.
RICHMOND SHELF, INC.
STARAMERICAN INSURANCE LTD.
YOSEMITE AMERICAN MORTGAGE CORPORATION
YOSEMITE FINANCIAL, INC.